Exhibit 99.1

NEWS RELEASE

For Immediate Release	Media Contact: Scott Blevins, Overstock.com, Inc. +1 (801) 947-3133 sblevins@overstock.com

Investor Contact: Kevin Moon, Overstock.com, Inc. +1 (801) 947-3282 kmoon@overstock.com

Overstock.com’s Board Appoints New Chairman
and Two New Directors

SALT LAKE CITY (October 25, 2005) — Overstock.com® (NASDAQ: OSTK) today announced that John J. (“Jack”) Byrne, a current director and vice chairman of Overstock.com, was named chairman of the Overstock.com board of directors (as three months ago the company indicated would happen).  He replaces his son Patrick Byrne, who remains the company’s president.  In addition, Ray Groves, retired chairman and CEO of accounting firm Ernst & Young, and Jason Lindsey, former president and CFO of Overstock.com, have joined Overstock.com’s board of directors.

Jack Byrne recently retired as chairman of White Mountain Insurance Group and Montpelier Re, and is a former chief executive officer of White Mountain Insurance Group, GEICO and Fireman’s Fund.  A legend in the insurance industry, Byrne brought GEICO back from the brink of the largest insolvency in the history of the insurance industry.  Under Jack’s leadership GEICO became the most profitable property and casualty company of his era.

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Jack Byrne served as an Overstock.com director from October 1999 until October 2002, and then rejoined the board in June 2004.  He has also served on the boards of American Express, Martin Marietta, Lehman Brothers, MidOcean, Financial Security Assurance, Zurich Re, and the International Special Olympics.

“My father’s business expertise and experience has served Overstock.com well over the years and will surely benefit the company going forward in his new role,” said Patrick Byrne.  “As I mentioned three months ago, I believe it is healthy to separate the chief executive and chairman duties.  I can’t think of a better person to act as my boss than my father: he has had a lifetime of practice.”

Groves was with Ernst & Young for 37 years serving as Chairman and Chief Executive Officer for the last 17 years until his retirement in 1994.  He then served as Chairman of Legg Mason Merchant Banking, Inc. from 1995 to 2001, and was President, Chairman and Senior Advisor of Marsh Inc. from 2001 to 2005.

Groves also serves on the board of directors of Boston Scientific Corporation and Electronic Data Systems Corporation, and is a member of the Council on Foreign Relations.  Groves is former Chairman of the Board of Directors of the American Institute of Certified Public Accountants, and is a former member of the Board of Governors of the American Stock Exchange and the National Association of Securities Dealers.

“Ray is a brilliant and extraordinarily accomplished businessman whose experience with Fortune 500 companies will prove valuable in the next stage of Overstock.com’s growth,” said Patrick Byrne. “Some years ago I worked with Ray on a number of buyouts.  We’re extremely fortunate to have him on the board.”

Lindsey launched Overstock.com with the company’s current president Patrick Byrne.  He served as Overstock.com’s CFO from 1999 until he retired in August 2003, as well as Overstock.com’s president from April 2003 until his retirement in August 2003.  Lindsey also served on the Overstock.com board of directors from October 1999 to October 2002.

“Jason and I built Overstock.com and I look forward to working for him as a director-boss,” said Patrick Byrne.

About Overstock.com

Overstock.com, Inc. is an online “closeout” retailer offering discount, brand-name merchandise for sale over the Internet.  The company offers its customers an opportunity to shop for bargains conveniently, while offering its suppliers an alternative inventory liquidation distribution channel.  Overstock.com, headquartered in Salt Lake City, is a publicly traded company listed on the NASDAQ National Market System and can be found online at http://www.overstock.com.

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Overstock.com is a registered trademark of Overstock.com, Inc. All other trademarks are the property of their respective companies.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, statements regarding individual’s future contributions to the company’s growth, and such other risks as identified in our Form 10-K for the year ended December 31, 2004, and all our subsequent filings with the Securities and Exchange Commission, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements.